Exhibit 5.1

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW

   SOUTH BAY OFFICE                                            KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902

TELEPHONE: 619.475.7882                                     ADDITIONAL SAN DIEGO
FACSIMILE: 619.789.6262                                            OFFICES



                                                   June 7, 2007

Mr. Eugene A. Hill, President Ads In Motion, Inc. 8624 Golden Ridge Road Lakeside, CA 92040

Re:      Legal Opinion Pursuant to SEC Form SB-2
         Registration Statement - Ads In Motion, Inc.

Dear [president]:

     At your request, we are rendering this opinion in connection with a proposed distribution of 500,000 shares of common stock ("Common Stock") of Ads In Motion, Inc. (the "Company") currently owned by Travers International, Inc. to its own shareholders in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

     I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Delaware law, including without limitation, the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Pursuant to ss.228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered. Based on such examination and the applicable laws of the State of Delaware, I am of the opinion that 500,000 shares of Common Stock to be distributed by Travers International are duly authorized shares of Common Stock which have been legally, and when sold after the effectiveness of the Registration Statement issued will be, fully paid and non-assessable.

                                             Regards,

                                             BATCHER ZARCONE & BAKER, LLP


                                             /s/ Karen A. Batcher
                                             -----------------------------
                                             Karen A. Batcher, Esq.


                                 MAILING ADDRESS
              4252 BONITA ROAD, #151 * BONITA , CALIFORNIA * 91902